Exhibit (a)(1)(E)

LETTER TO CLIENTS

Offer to Purchase for Cash

All of the Outstanding Common Shares

(Including the Associated Preferred Stock Purchase Rights)

of

Performance Shipping Inc.

for

$3.00 Per Common Share (including the Associated Preferred Stock Purchase Right)

by

Sphinx Investment Corp.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 p.m., NEW YORK CITY TIME, ON NOVEMBER 8, 2023, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE and Time”).

October 11, 2023

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated October 11, 2023 (the “Offer to Purchase”) and the related Letter of Transmittal and Notice of Guaranteed Delivery (which three documents, including any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Sphinx Investment Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Offeror”) to purchase all of the issued and outstanding common shares, par value $0.01 per share (the “Common Shares”), of Performance Shipping Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) (including the associated preferred stock purchase rights (the “Rights”, and together with the Common Shares, the “Shares”) issued pursuant to the Stockholders’ Rights Agreement, dated as of December 20, 2021, between the Company and Computershare Inc. as Rights Agent (as it may be amended from time to time, the “Rights Agreement”)), for $3.00 per Share in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer price is $3.00 per Share, without interest, in cash, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

2.	The Offer is being made for all of the issued and outstanding Shares.

3.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 p.m., NEW YORK CITY TIME, ON NOVEMBER 8, 2023, UNLESS THE OFFER IS EXTENDED.

4.	The Offer is not conditioned upon the Offeror obtaining any financing or upon any due diligence review of the Company. The Offer is subject to the satisfaction or waiver, at or before the Expiration Date and Time, of the following conditions: (i) there shall have been validly tendered into the Offer and not withdrawn a number of Shares which, together with any Shares then-owned by the Offeror, represents at least a majority of the issued and outstanding Shares on a fully-diluted basis (assuming the exercise or conversion of all then-outstanding options and other derivative securities regardless of the exercise or conversion price, the vesting schedule or other terms and conditions thereof); (ii) either (a) the Rights Agreement shall have been validly terminated and the Rights shall have been redeemed, and the Certificate of Designation, Preferences and Rights of Series A Participating Preferred Stock (the “Series A Preferred Stock”) shall have been validly cancelled and no Series A Preferred Stock shall be outstanding, or (b) the Rights Agreement shall have been otherwise made inapplicable to the Offer and the Offeror and its affiliates; (iii) the Company’s Board of Directors (the “Board”) shall have validly waived the applicability of Article K of the Company’s Amended and Restated Articles of Incorporation (“Article K”) to the purchase of the Shares by the Offeror in the Offer so that the provisions of Article K would not, at or at any time following consummation of the Offer, prohibit, restrict or apply to any “business combination”, as defined in Article K, involving the Company and the Offeror or any affiliate or associate of the Offeror; (iv) the Company shall not have any securities outstanding, authorized or proposed for issuance other than (a) the Shares, (b) authorized Series A Preferred Stock (none of which shall have been issued), (c) the number of shares of Series B Convertible Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) outstanding as of the date immediately preceding the date of this Offer to Purchase, (d) the warrants outstanding as of the date immediately preceding the date of this Offer to Purchase (which shall not be exercisable in the aggregate for more than the 7,904,221 Shares disclosed by the Company in its Form 6-K on September 29, 2023, and the terms of which such warrants shall not have been amended on or after the date of this Offer to Purchase), (e) (1) the options to purchase Shares under the Company’s Amended and Restated 2015 Equity Incentive Plan (as such plan was in effect as of the date immediately preceding the date of this Offer to Purchase) (the “Equity Incentive Plan”) outstanding, and subject to the terms as in effect, as of the date immediately preceding the date of this Offer to Purchase, and (2) any options to purchase shares under the Equity Incentive Plan that are issued pursuant to the Equity Incentive Plan on or after the date of this Offer to Purchase in the ordinary and usual course of business, consistent with past practice; and (f) Shares authorized for issuance but not yet subject to awards under the Equity Incentive Plan (none of which shall, on or after the date of this Offer to Purchase, have been issued other than in the ordinary and usual course of business, consistent with past practice); (v) (a) Section 4 of the Certificate of Designation, preferences and rights of Series C Convertible Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) shall no longer be in effect, (b) any and all shares of the Series C Preferred Stock held as of the date of this Offer to Purchase by any of Mango Shipping Corp., Mitzela Corp., and Giannakis (John) Evangelou, Antonios Karavias, Christos Glavanis, and Reidar Brekke, or by any affiliate of any of the foregoing, and any and all Shares purported to have been issued pursuant to the purported conversion of any such shares of Series C Preferred Stock, shall have been validly cancelled and (c) no other shares of Series C Preferred Stock shall be outstanding; (vi) the Certificate of Designation, Preferences and Rights of Series B Preferred Stock either (a) shall have been validly cancelled or (b) shall not have been amended; and (vii) the size of the Board shall remain fixed at five members, with at least three of such authorized five Board seats either (a) then-being occupied by persons having been designated by the Offeror, (b) then-being vacant, with the Company having publicly committed on a binding basis to fill such vacancies with persons designated by the Offeror or (c) then-being occupied by directors who shall have publicly submitted their irrevocable resignations from the Board, effective no later than the Offeror’s purchase of the Shares tendered in the Offer, which such resignations shall have been publicly accepted by the Company (with the Company having publicly committed on a binding basis to fill the resulting vacancies with persons designated by the Offeror). The Offer is also subject to other customary conditions. See Section 14 of the Offer to Purchase.

5.	Shareholders of record who hold Shares registered in their own name and tender their Shares directly to Continental Stock Transfer & Trust Company (the Tender Offer Agent) will not be obligated to pay brokerage fees, commissions, solicitation fees or, subject to Instruction 13 of the Letter of Transmittal, share transfer taxes, if any, on the purchase of the Shares by the Offeror pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please complete, sign and return the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the Expiration Date and Time.

The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and Notice of Guaranteed Delivery and any supplements and amendments thereto. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Offeror.

Instructions with Respect to the

Offer to Purchase for Cash

All of the Outstanding Common Shares

(Including the Associated Preferred Stock Purchase Rights)

of

Performance Shipping Inc.

for

$3.00 Per Common Share (including the Associated Preferred Stock Purchase Right)

by

Sphinx Investment Corp.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 11, 2023 (the “Offer to Purchase”) and the related Letter of Transmittal and Notice of Guaranteed Delivery (which three documents, including any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Sphinx Investment Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Offeror”) to purchase all of the issued and outstanding common shares, par value $0.01 per share (the “Common Shares”), of Performance Shipping Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”) (including the associated preferred stock purchase rights (the “Rights”, and together with the Common Shares, the “Shares”) issued pursuant to the Stockholders’ Rights Agreement, dated as of December 20, 2021, between the Company and Computershare Inc. as Rights Agent (as it may be amended from time to time)), for $3.00 per Share in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instructs you to tender to the Offeror the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered: ____________ Shares* Date: _______________________________________________
SIGN HERE
Signature(s)
(Print Name(s))
(Print Address(es))
(Area Code and Telephone Number(s))
(Taxpayer Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all of the undersigned’s Shares held by you for the undersigned’s account are to be tendered.

The method of delivery of this document is at the risk of the undersigned. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO Continental Stock Transfer & Trust Company (THE TENDER OFFER AGENT), Innisfree M&A Incorporated (tHE INFORMATION AGENT), OFFEROR, THE COMPANY, The Depository Trust Company, OR ANY AFFILIATE OF ANY OF THE FOREGOING.